Series Number: 4
For the Period Ending 12/31/12

48)           Class I & III
           First $250 million 1.500%
Next $250 million 1.200%
Next $500 million 1.100%
Over $1 billion 1.000%

Class II & IV
First $250 million 1.400%
Next $250 million 1.100%
Next $500 million 1.000%
Over $1 billion 0.900%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                1,629
2. Dividends for a second class of open-end company shares
Class II                                405
Class III                                7
Class IV                                10

73A)           1. Dividends from net investment income
Class I                                           $0.0675
2. Dividends from a second class of open-end company shares
Class II                                $0.0548
Class III                                $0.0675
Class IV                                $0.0548

74U)           1. Number of shares outstanding (000's omitted)
Class I                                21,635
2. Number of shares outstanding of a second class of open-end company shares    (000's omitted)
Class II                                6,470
Class III                                92
Class IV                                166

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $8.93
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $8.92
Class III                                           $8.93
Class IV                                           $8.92

Series Number: 5
For period ending 12/31/12

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
                                Class I                6,921
            2.  Dividends for a second class of open-end company shares
                                Class II                                                                7,141
        Class III                                           124

73A)           1. Dividends from net investment income
                                Class I                                                                 $0.1212
           2. Dividends for a second class of open-end company shares
                                Class II                                                                $0.1117
        Class III                                           $0.1212

74U)           1. Number of shares outstanding (000's omitted)
                              Class I                                           54,424
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                              Class II                                 62,535
        Class III                                            944

74V)           1. Net asset value per share (to nearest cent)
                              Class I                                $6.52
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                $6.53
        Class III                                           $6.52

Series Number: 6
For period ending 12/31/12

72DD)                      1. Total income dividends for which record date passed during the period
                               Class I                                                      4,689
           2. Dividends for a second class of open-end company shares
       Class II                                257
                             Class III                                94

73A)           1. Dividends from net investment income
                               Class I                                                      $0.1425
2. Dividends for a second class of open-end company shares
                             Class II                                $0.1254
                             Class III                                $0.1425

74U)           1. Number of shares outstanding (000's omitted)
                              Class I                                32,126
           2. Number of shares outstanding of a second class of open-end company shares
            (000's omitted)
                              Class II                                2,024
                                Class III                                                                591

74V)           1. Net asset value per share (to nearest cent)
                             Class I                                $6.90
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                $6.90
                                Class III                                                                $6.90

Series Number: 7
For period ending 12/31/12

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

74U)           1. Number of shares outstanding (000's omitted)
                              Class I                                           2,973
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class II                                 18,831
        Class III                                            37

74V)           1. Net asset value per share (to nearest cent)
                              Class I                                $10.80

2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                              Class II                                $10.65
        Class III                                           $10.79

Series Number: 8
For period ending 12/31/12

48)           Class I                      1.000%
Class II                      0.900%

Series Number: 9
For period ending 12/31/12

48)           Class I
First $1 billion 0.900%
Next $4 billion 0.800%
Over $5 billion 0.700%

Class II
First $1 billion 0.800%
Next $4 billion 0.700%
Over $5 billion 0.600%

Series Number: 10
For period ending 12/31/12

48)           Class I        1.000%
Class II       0.900%

Series Number: 12
For period ending 12/31/12

48)           Class I                      1.000%
Class II                      0.900%